EXHIBIT 10.26

                           MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement, dated as of November 17, 1997, between Nikko Financial Services, Inc., on behalf of itself and holders from time to time of interests in the Purchased Securities, as buyer ("Nikko" or "Buyer"), and Direct Mortgage Partners, as seller ("Seller").

Nikko may, from time to time, agree, in its sole discretion, to enter into transactions in which Seller transfers to Nikko Purchased Securities against the transfer of funds by Nikko, with a simultaneous agreement by Nikko to transfer to Seller such Purchased Securities at a date certain not more than one year later, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction", and, unless otherwise agreed in writing, shall be governed by this Agreement.

SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined but used herein shall have the following meanings:

"AGENCY" means any of the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC").

"ADDITIONAL PURCHASED SECURITIES" shall have the meaning assigned thereto in
Section 5 hereof.

"AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.

"AGREEMENT" means this Master Repurchase Agreement, as may be amended, supplemented or otherwise modified from time to time.

"AUTHORIZED PURCHASER" means any bona fide purchaser acceptable to Nikko in its sole discretion.

"BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a public or bank holiday in New York City.

"BUYER'S MARGIN AMOUNT" means, with respect to any Transaction as of any date of determination, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date.

"BUYER'S MARGIN PERCENTAGE" means, with respect to any Transaction as of any date of determination, a percentage agreed to by Nikko and Seller as set forth in the related Confirmation, or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COLLATERAL" shall have the meaning assigned thereto in Section 7 hereof.

"COLLATERAL RECEIPT" means a document duly executed by Seller with respect to each delivery of documents relating to the Purchased Securities to Custodian in the form attached to the Custody Agreement.

"COMPUTER TAPE" means a computer tape or other electronic medium generated by Seller and delivered to Nikko and Custodian which provides information relating to the Purchased Securities, including the information set forth in the Loan Schedule, in a format acceptable to Nikko.

"CONFIRMATION" shall have the meaning assigned thereto in Section 3(b) hereof.

"CUSTODIAN" means each entity acting as bailee of and agent for Nikko with respect to any item of the Purchased Securities.

"CUSTODY AGREEMENT" means each Tri-Party Custody Agreement, as amended, supplemented or otherwise modified from time to time, among Seller, Nikko and a Custodian, with respect to any Purchased Securities.

"CUSTODIAN'S LOAN FILE" shall have the meaning assigned thereto or to "Custodian's Mortgage File" in the Custody Agreement.

"DEFAULT" means any event, that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"DEFAULT RATE" means the Prime Rate as quoted in the WALL STREET JOURNAL plus
5%.

"FICO SCORE" means the credit evaluation score as developed by Fair, Isaac and Company, or its equivalent as developed by a company of comparable industry standing.

"GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

"GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller.

"GUARANTEE" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.

"INCOME" means, with respect to any Purchased Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon.

"INDEBTEDNESS" means, for any Person: (a) all obligations for borrowed money;
(b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety
(90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

"LIBOR" means the London Inter-Bank Offered Rate for United States dollars as determined by Nikko from time to time.

"LOAN" means either (i) a 1-to-4 family residential first or second lien mortgage loan or (ii) such other type of loan, lease or other receivable as shall be agreed upon by the parties as evidenced by Appendix A, as amended or supplemented, or (iii) any interest in, or secured by, any such loan, lease or other receivables.

"LOAN NOTE" means, with respect to any Loan, the note together with all riders thereto and amendments thereof or other evidence of indebtedness.

"LOAN SCHEDULE" means a list of Loans by Loan Type attached to the Trust Receipt and setting forth as to each Loan the information specified by Nikko.

"LOAN TYPE" means the categorization of a Loan, based on information on a Computer Tape, under one or more of the headings set forth on Appendix A, B, C and D.

"LTV" means the ratio of the outstanding principal balance of a Loan to the appraised value of the related secured property or collateral, if applicable, on the date of determination.

"MARGIN DEFICIT" shall have the meaning assigned thereto in Section 5(a) hereof.

"MARKET VALUE" means, with respect to any Purchased Security, as of any date of determination, the market price as determined by Nikko in good faith without credit for any interest accrued and unpaid thereon. Nikko's determination of Market Value shall be conclusive upon the parties, absent manifest error.

"MORTGAGE" means a mortgage, deed of trust, or other instrument which creates a lien on a fee simple or leasehold interest in real property and secures a Loan Note.

"NOTICE DATE" shall have the meaning assigned thereto in Section 3 hereof.

"OBLIGATIONS" means (a) all of Seller's indebtedness, obligation to pay the Repurchase Price on the Repurchase Date, and other obligations and liabilities, to Nikko, its affiliates or Custodian arising under, or in connection with, the Program Documents or otherwise, whether now existing or hereafter arising; (b) any and all sums paid by Nikko or on behalf of Nikko in order to preserve any Purchased Security or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a) the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Security, or of any exercise by Nikko of its rights under the Program Documents, including without limitation, attorneys' fees and disbursements and court costs; and (d) all of Seller's indemnity obligations to Nikko or Custodian or both pursuant to the Program Documents.

"OBLIGOR" means the obligor on a Loan.

"PERSON" means any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity, or other entity of similar nature.

"P&I REMITTANCE DATE" shall mean the date (as specified in the Transaction Notice) of each calendar month during the term of a Transaction or if no date is specified in the Transaction Notice, as determined by Nikko and on which date Seller and/or servicer of the Loans remits to Nikko certain sums of money in accordance with Section 13 hereof.

"P&S REPORT" means the report defined as such in the related Custody Agreement.

"PRICE DIFFERENTIAL" means, with respect to each Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate to the Purchase Price on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Nikko).

"PRICING RATE" means the per annum percentage rate for determination of the Price Differential.

"PRIME RATE" means the daily prime loan rate as reported in THE WALL STREET JOURNAL.

"PROGRAM DOCUMENTS" means this Agreement, each Custody Agreement and any Servicing Agreement.

"PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"PURCHASE DATE" means the date on which Purchased Securities are to be transferred by Seller to Nikko.

"PURCHASE PRICE" means the price at which Purchased Securities are transferred by Seller to Nikko in a Transaction.

"PURCHASED SECURITIES" means, with respect to a Transaction, the related Loans, together with related Records, Servicing Rights, Take-Out Commitments, if any, and other Collateral, and such other property, rights, titles or interests as are specified on a related Transaction Notice or P&S Report. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Section 5(a) hereof.

"RECORDS" means all instruments, agreements and other books, records, and other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Security. Records shall include the Loan Notes, any Mortgages and any other instruments necessary to document or service a Loan.

"REPURCHASE DATE" means the date on which Seller is to repurchase the Purchased Securities from Nikko, as specified in the related Confirmation, including any date determined by application of Section 17 hereof. Any Repurchase Price received by Nikko after 12:00 p.m. New York City time shall be applied on the next succeeding Business Day, but such funds (absent a Default) shall earn overnight interest at rate established by Nikko.

"REPURCHASE PRICE" means the price at which Purchased Securities are to be transferred from Nikko to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.

"SERVICING AGREEMENT" means any agreement giving rise or relating to Servicing Rights with respect to a Purchased Security, including any assignment or other agreement relating to such agreement.

"SERVICING RIGHTS" means the contractual right of Seller or any other Person to administer or service a Purchased Security.

"SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"TRANSACTION NOTICE" shall have the meaning assigned thereto in Section 3 hereof.

"TRUST RECEIPT" means a Trust Receipt as defined in the related Custody
Agreement.

"UNDERWRITING GUIDELINES" means the standards, procedures and guidelines of Seller for underwriting or originating Loans of the applicable previously submitted by Seller to, and approved by, Nikko.

"UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

SECTION 2. THE TRANSACTIONS. Nikko agrees to consider from time to time Seller's requests that Nikko enter into Transactions with Seller. Unless otherwise agreed in writing by Nikko, this Agreement is not a commitment to enter into Transactions with Seller, but rather this Agreement sets forth the procedures to be used in connection with a Transaction. Seller hereby acknowledges that Nikko is under no obligation to agree to enter into any Transaction or to modify any terms of a Transaction.

SECTION 3.  ENTERING INTO TRANSACTIONS; TRANSACTION NOTICE, CONFIRMATIONS.
(a) Unless otherwise agreed, Seller shall give Nikko at least one (1) Business Day prior notice of any proposed Purchase Date (the date on which such notice is given, the "Notice Date"). On the Notice Date, Seller shall (i) request that Nikko enter into a Transaction by furnishing to Nikko (either orally or in writing) the information specified in the form of EXHIBIT A hereto (each, a "Transaction Notice"), or by delivering a P&S Report as such, (ii) deliver to Nikko and Custodian a Loan Schedule and Computer Tape, and (iii) deliver to Custodian (a) the Custodian's Loan File and (b) the related Collateral Receipt for each Loan subject to such Transaction.

(b) Unless otherwise agreed, upon receipt of the Transaction Notice, Nikko may make an offer to Seller specifying the terms for such Transaction, including the Purchase Price, the Pricing Rate and the Repurchase Date in respect of such Transaction. Upon Seller agreeing to enter into a Transaction hereunder, Nikko shall promptly deliver to Seller a confirmation of such Transaction (a "Confirmation"). The terms of any Transaction Notice, if any, signed by Seller shall be deemed incorporated by reference into the Confirmation and if the terms of the Transaction Notice conflicts with the Confirmation, the terms of the Confirmation shall prevail.

(c) Each Confirmation and Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Nikko and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation and Transaction Notice shall not be separate from this Agreement but shall be made a part of this Agreement.

SECTION 4. PAYMENT AND TRANSFER. Unless otherwise agreed, all transfers of funds hereunder shall be immediately available funds and all Purchased Securities transferred shall be transferred to the Custodian pursuant to the Custody Agreement.

SECTION 5.  MARGIN MAINTENANCE.
(a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Nikko may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Nikko cash or additional Purchased Securities acceptable to Nikko and which conform in all respects to the applicable representations and warranties set forth in APPENDICES A, B, C AND D ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount.

(b) Notice required pursuant to subsection (a) of this Section 5 may be given by any means. A notice for the payment or delivery in respect of the Margin Deficit received before 10:00 a.m. New York City time on a Business Day, must be met no later than 5:00 p.m. Any notice given on a Business Day after 10:00 a.m., New York City time, shall be met no later than 5:00 p.m., on the following Business Day. The failure of Nikko, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Nikko to do so at a later date. Seller and Nikko each agree that a failure or delay by Nikko to exercise its rights hereunder shall not limit or waive Nikko's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

SECTION 6.  INCOME PAYMENTS.
(a) Where a particular term of a Transaction extends over an Income payment date on the Purchased Securities subject to that Transaction, such Income shall be the property of Nikko. Notwithstanding the foregoing, and provided no Event of Default has occurred, Nikko agrees that Seller shall be entitled to receive an amount equal to all Income paid on the Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Securities had not been sold to Nikko. Provided no Default has occurred, Nikko shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Nikko shall reasonably determine in its sole discretion), on the date such Income is paid either (i) transfer to Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment to reduce the amount, if any, to be transferred to Nikko by Seller upon termination of such Transaction. Nikko shall not be obligated to take any action pursuant to the preceding sentences to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Nikko cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

SECTION 7. SECURITY INTEREST. Seller and Nikko intend that the Transactions hereunder be sales to Nikko of the Purchased Securities and not loans from Nikko to Seller secured by the Purchased Securities. However, in order to preserve Nikko's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller's performance of all of its Obligations, Seller hereby grants Nikko a fully perfected first priority security interest in the Purchased Securities, the Records, and all related Servicing Rights, insurance, Income, accounts (including escrow accounts) and any other contract rights, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Securities or any interest in the Purchased Securities, the servicing of the Purchased Securities, and any proceeds and distributions with respect to any of the foregoing and any other property, rights, titles or interests as are specified on a Transaction Notice or P&S Report (collectively, the "Collateral").

SECTION 8.  CONDITIONS PRECEDENT.
(a) INITIAL TRANSACTION. As conditions precedent to the initial Transaction, Nikko shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Nikko and duly executed by Seller:

     (i) The Program Documents, duly executed and delivered by the parties hereto;

     (ii) Evidence that all other actions necessary or, in the opinion of Nikko, desirable to perfect and protect Nikko's interest in the Purchased Securities and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1;

     (iii) A certified copy of Seller's corporate resolutions approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

     (iv) An incumbency certificate of Seller's corporate secretary certifying the names, true signatures and titles of Seller's officers and employees duly authorized to request Transactions hereunder and sign the Program Documents and the other documents to be delivered thereunder, and a certificate of an officer of Seller, both of which shall be in form and substance acceptable to Nikko;

     (v) An opinion of Seller's counsel as to such matters as Nikko may reasonably request and in form and substance acceptable to Nikko; and

     (vi) Any other documents reasonably requested by Nikko.

(b) EACH TRANSACTION. The obligation of Nikko to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

     (i) Nikko or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Nikko and (if applicable) duly executed:

     (a)  A Transaction Notice;

     (b) The related Custodian's Loan File with respect to each Purchased Security subject to a Transaction and the related Trust Receipt; and

     (c)  Such other documents as Nikko may reasonably request.

     (ii) No Default or Event of Default shall have occurred and be continuing, and

     (iii) All representations and warranties in Section 10 hereof shall be true and correct on the date of such Transaction.

SECTION 9. RELEASE OF COLLATERAL. Upon payment in full of the Repurchase Price and all other Obligations owing with respect to any Purchased Security, if no Default or Event of Default has occurred and is continuing, Nikko shall, and shall direct Custodian to, release such Purchased Security.

SECTION 10. RELIANCE. With respect to any Transaction, Nikko may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Nikko believes to have been given or made by a person authorized to enter into a Transaction on Seller's behalf, whether or not such person is listed on the certificate delivered pursuant to Subsection 8.1(d) hereof. In each such case, Seller hereby waives the right to dispute Nikko's record of the terms of the Confirmation, request or other communication.

SECTION 11. REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

a) DUE ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Seller's incorporation. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "APPROVALS") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents.

b) POWERAND AUTHORITY. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.

c) DUE AUTHORIZATION. The execution, delivery and performance of the Program Documents by Seller have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person;

d) NONCONTRAVENTION. None of the execution and delivery of the Program Documents by Seller or the consummation of the Transactions and transactions thereunder:

         (i) conflicts with, breaches or violates any provision of the articles or certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller, or its properties;

         (ii) constitutes a material default by Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or

         (iii) results in or requires the creation of any lien upon or in respect of any of the assets of Seller except the lien relating to the Program Documents.

e) LEGALPROCEEDINGS. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Securities, Seller or any of its Affiliates, pending or threatened, which, if decided adversely, would have a material adverse effect with respect to Seller or any Purchased Security.

f) VALID AND BINDING OBLIGATIONS. Each of the Program Documents to which Seller is a party when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

g) FINANCIAL STATEMENTS. The financial statements of Seller, copies of which have been furnished to Nikko, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a material adverse change in the business or operations of Seller.

h) ACCURACY OF INFORMATION. None of the documents or information prepared by or on behalf of Seller and provided by Seller to Nikko relating to Seller or its financial condition contain any statement of a material fact with respect to Seller or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, that would render any of such documents or information untrue or misleading in any material respect.

i) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of any other Program Document.

j) COMPLIANCE WITH LAW. ETC. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon Seller.

k) SOLVENCY: FRAUDULENT CONVEYANCE. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Loans to Nikko and thereafter upon the sale of any Purchased Securities by Seller to Nikko constitutes reasonably equivalent value and fair consideration for such Purchased Securities. Seller is not transferring any Purchased Securities with any intent to hinder, delay or defraud any of its creditors.

l) INVESTMENT COMPANY ACT COMPLIANCE. Seller is neither required to be registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.

m) TAXES. Seller has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid (other than for taxes that are being contested in good faith or for which it has established adequate reserves).

n) With respect to each Loan, Seller makes all of the applicable representations and warranties set forth on APPENDICES A, B, C AND D for the related Loan Type, as of the date the documents related to such Loan are delivered to the Custodian and continuously while such Loan is part of the Collateral and is subject to a Transaction.

In the event Nikko engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Nikko shall have the right to assign to Nikko's counterparty any of the applicable representations or warranties in APPENDICES A, B, C AND D as they relate to the Purchased Securities that are subject to such repurchase transaction.

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Securities to Nikko and shall continue for so long as the Purchased Securities are subject to this Agreement.

SECTION 12.  COVENANTS OF SELLER. Seller hereby covenants with Nikko as follows:

(a) DEFENSE OF TITLE. Seller warrants and will defend the right, title and interest of Nikko in and to all Collateral against all adverse claims and demands.

(b) NO AMENDMENT OR COMPROMISE. Without Nikko's prior consent, Seller and those acting on Seller's behalf shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Securities or any related rights.

(c) NO ASSIGNMENT. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Securities or any interest therein, provided that this paragraph shall not prevent any transfer of Purchased Securities in accordance with the Program Documents.

(d) SERVICING OF LOANS. Seller shall service, or cause to be serviced, all Loans that are part of the Purchased Securities in accordance with the standard industry practices, employing at least the same procedures and exercising the same care that Seller customarily employs in servicing Loans for its own account, and in accordance with all applicable requirements of the relevant Agency or Authorized Purchaser. Seller shall notify servicers of Nikko's interest hereunder. Seller shall notify Nikko of the name and address of all servicers. Nikko shall have the right to approve each servicer and the form of all servicing agreements. Seller shall hold or cause to be held all escrow funds collected with respect to such Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. Upon Nikko's request, Seller shall provide to Nikko a letter addressed to and agreed to by each servicer of Loans, in form and substance reasonably satisfactory to Nikko, advising such servicer of such matters as Nikko may reasonably request. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller by contract for managing or servicing any such Loan has failed to perform fully Seller's obligations under the Program Documents or any of the obligations of such entities with respect to the Purchased Securities, Seller shall promptly notify Nikko.

(e) PRESERVATION OF COLLATERAL; COLLATERAL VALUE. Seller shall do all things necessary to preserve the Collateral so that it remains effective security hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any governmental authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller are responsible to occur under any Collateral, and Seller shall fully perform or cause to be performed when due all of its obligations under any Collateral or the Program Documents.

(f) MAINTENANCE OF PAPERS, RECORDS AND FILES. Seller shall acquire and Seller or servicer of the Purchased Securities shall build, maintain and have available a complete file in accordance with industry custom and practice for each Purchased Security. Seller or the servicer of the Purchased Securities will maintain all Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

     (i) Seller shall collect and maintain or cause to be collected and maintained all Records in accordance with industry custom and practice, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian's or Seller's possession unless Nikko otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller's or Custodian's possession, except for individual items removed in connection with servicing a specific Purchased Security, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.

     (ii) For so long as Nikko has an interest in or lien on any Purchased Security, Seller will hold or cause to be held all Records in trust for Nikko. Seller shall notify every other party holding any such Records of the interests and liens granted hereby.

     (iii) Uponreasonable advance notice from Custodian or Nikko, Seller shall
          (x) make all Records available to Custodian or Nikko to examine any such Records either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof,
          (y) permit Nikko or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent accountants.

(g) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Loans to Nikko. Seller shall furnish or cause to be furnished to Nikko promptly upon Nikko's request the following:

     (i) FINANCIAL STATEMENTS. (x) The consolidated, audited balance sheets of Seller as of the end of each fiscal year of Seller and the audited financial statements of income and changes in equity of Seller for such fiscal year; (y) the consolidated, unaudited balance sheets of Seller as of the end of each quarter and the audited financial statements of income and changes in equity of Seller for the portion of the fiscal year then ended; and (z) the consolidated, unaudited balance sheets of Seller as of the end of such calendar month and the unaudited financial statements of income and changes in equity of Seller for the portion of the fiscal year then ended, all of which were prepared in accordance with GAAP.

     (ii) PERFORMANCE DATA. Monthly reports in form and scope satisfactory to Nikko, setting forth data regarding the performance of the Purchased Securities, and such other information as Nikko may reasonably request.

     (iii) MONTHLY SERVICING DISKETTES. A computer tape and a diskette (or any other electronic transmission acceptable to Nikko) in a format acceptable to Nikko containing such information with respect to the Purchased Securities as Nikko may reasonably request.

     (iv) ANNUAL BUDGETS; BUSINESS PLANS. Such annual budgets, monthly and annual comparisons of conformity of operations with annual budgets, annual projections of financial and operations results, strategic business plans and other internal reports prepared or reviewed by executive management as Nikko may reasonably request from time to time.

(h) NOTICE OF MATERIAL EVENTS. Seller shall promptly inform Nikko in writing of any event, circumstance or condition that has resulted, or has a possibility of resulting, in a material adverse effect upon Seller.

(i) MAINTENANCE OF LICENSES. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents.

SECTION 13. P&I REMITTANCE DATE PAYMENTS. On each P&I Remittance Date, Seller shall remit or shall cause to be remitted to Nikko:

(a) all principal under the Purchased Securities received in the calendar month in which such P&I Remittance Date occurs;

(b) all principal prepayments received on the Purchased Securities in the calendar month in which such P&I Remittance Date occurs (provided that the date of receipt is prior to the Repurchase Date); and

(c)  that portion of the Pricing Differential that has accrued as of such date.

SECTION 14. REPURCHASE OF PURCHASED SECURITIES. Upon discovery by Seller of a breach of any of the representations and warranties set forth in APPENDICES A, B, C AND D hereto, Seller shall give prompt written notice thereof to Nikko. Upon any such discovery by Nikko, Nikko will notify Seller. If Seller does not cure such breach on or before the 15th day following receipt of notice of such breach, then Seller shall repurchase the affected Purchased Securities (with the consent of Nikko) on the next succeeding Business Day.

SECTION 15. REPURCHASE TRANSACTIONS. Nikko may, in its sole election, engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of Nikko's choice.

SECTION 16. EVENTS OF DEFAULT. With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

(a) Seller fails to transfer the Purchased Securities to Nikko on the applicable Purchase Date;

(b) Seller fails to repurchase the Purchased Securities on the applicable Repurchase Date;

(c) Seller shall fail to perform, observe or comply with any other term, covenant or agreement contained in the Program Documents;

(d) Any representation or warranty made by Seller (or any of Seller's officers) in the Program Documents or in any other document (other than the representations or warranties in Appendix A) shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

(e) Seller or any of Seller's Subsidiaries shall fail to pay any of Seller's or Seller's Subsidiaries Indebtedness for borrowed money (including non-recourse Indebtedness), or any interest or premium thereon when due (whether by scheduled maturity, requirement prepayment, acceleration, demand or otherwise), or shall fail to make any payment when due under Seller's or Seller's Subsidiaries' Guarantee of another person's Indebtedness for borrowed money, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Guarantee; or any other default under any agreement or instrument relating to any such Indebtedness or Guarantee, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement, instrument or Guarantee, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Guarantee; or if any such Indebtedness or Guarantee shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(f) a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller or any of Seller's Subsidiaries, or of any of Seller's or their Property, is appointed or takes possession of such property; or Seller or any of Seller's Subsidiaries generally fails to pay Seller's or Seller's Subsidiaries' debts as they become due; or Seller or any of Seller's Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any of Sellers Subsidiaries; or any of Seller's or Seller's Subsidiaries' Property is sequestered by court or administrative order; or a petition is filed against Seller or any of Seller's Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(g) Seller or any of Seller's Subsidiaries files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller or any of Seller's Subsidiaries, or of all or any part of Seller's or Seller's Subsidiaries' Property; or makes an assignment for the benefit of Seller's or Seller's Subsidiaries' creditors;

(h) any judgment or order for the payment of money in excess of $100,000 is rendered against Seller or any of Seller's Subsidiaries;

(i) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or of any of Seller's Subsidiaries, or shall have taken any action to displace the management of Seller or of any of Seller's Subsidiaries or to curtail its authority in the conduct of the business of Seller or of any of Seller's Subsidiaries, or Governmental Authority takes any action to remove, limit or restrict the approval of Seller as an issuer, lender or a seller/servicer of Loans;

(j) Seller or any of Seller's Subsidiaries shall default under, or fail to perform as requested under, or shall otherwise breach the terms of any instrument, agreement or contract between Seller and Nikko or any of Nikko's Affiliates;

(k) in the good faith judgment of Nikko any material adverse change shall have occurred in the financial condition, operations, business prospects or corporate structure of Seller or any of Seller's Subsidiaries;

(l) Seller shall admit its inability to, or Seller's intention not to, perform any of Seller's Obligations hereunder;

(m) Seller dissolves, merges or consolidates with another entity unless Seller is the surviving party, or sells, transfers, or otherwise disposes of a material portion of Seller's business or assets;

(n) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered hereby;

(o) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller, as a "going concern" or a reference of similar import;

(p) any material amendment to the Underwriting Guidelines which was not previously approved in writing by Nikko; or

(q) either (i) a change in Control (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of Seller shall have occurred other than in connection with and as a result of the issuance and sale by Seller of common stock or (ii) any two members of the management team of Seller shall cease to be an officer of Seller and to function in substantially the same capacity as such member functions as of the date hereof.

SECTION 17. REMEDIES. Upon the occurrence of an Event of Default, Nikko, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 16 (viii) or (ix) hereof), shall have any or all of the following rights and remedies, which may be exercised by Nikko:

(a) The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(b) Seller's obligations hereunder to repurchase all Purchased Securities at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be retained by Nikko and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; Seller shall immediately deliver to Nikko or its designee any and all original papers, records and files relating to the Purchased Securities subject to such Transaction then in Seller's possession and/or control; and all right, title and interest in and entitlement to such Purchased Securities and Servicing Rights thereon shall be deemed transferred to Nikko.

Nikko may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Nikko may reasonably deem satisfactory any or all Purchased Securities or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give Seller credit for such Purchased Securities in an amount equal to the Market Value of the Purchased Securities against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Securities shall be applied FIRST to the costs and expenses incurred by Nikko in connection with or as a result of an Event of Default; SECOND to consequential damages, including, but not limited to, costs of cover and/or related hedging transactions; THIRD to the aggregate Repurchase Prices; and FOURTH to all other Obligations.

The parties recognize that it may not be possible to purchase or sell all of the Purchased Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Securities may not be liquid. In view of the nature of the Purchased Securities, the parties agree that liquidation of a Transaction or the underlying Purchased Securities does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Nikko may elect, the time and manner of liquidating any Purchased Security and nothing contained herein shall obligate Nikko to liquidate any Purchased Security on the occurrence of an Event of Default or to liquidate all Purchased Securities in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Nikko.

In addition to its rights hereunder, Nikko shall have the right to proceed against any of Seller's assets which may be in the possession of Nikko or its designee (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Nikko pursuant to this Agreement. Nikko may set off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any other Collateral or its proceeds and all other sums or obligations owed by Seller to Nikko hereunder against all of Seller's Obligations to Nikko, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Nikko's right to recover any deficiency.

Nikko may direct all Persons servicing the Purchased Securities to take such action with respect to the Purchased Securities as Nikko determines appropriate.

Seller shall be liable to Nikko for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and consequential damages, including, without limitation, all costs and expenses incurred in connection with hedging or covering transactions.

Seller shall cause all sums received by it with respect to the Purchased Securities to be deposited with Custodian (or such other Person as Nikko may direct) after receipt thereof.

Nikko shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Securities and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Securities and any other Collateral or any portion thereof, and do anything that Nikko is authorized hereunder to do. Seller shall pay all costs and expenses incurred by Nikko in connection with the appointment and activities of such receiver.

Nikko may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives to the extent permitted by law, any right Seller might otherwise have to require Nikko to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the or Purchased Securities and any other Collateral or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

Nikko shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws in equity, and under any other agreement between Seller and Nikko.

Upon the occurrence of an Event of Default, Nikko shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller.

SECTION 18. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE. No failure on the part of Nikko to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Nikko of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights remedies of Nikko provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby. Nikko may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

SECTION 19. USE OF EMPLOYEE PLAN ASSETS. If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

SECTION 20. INDEMNITY. The powers conferred on Nikko hereunder are solely for its protection and do not impose any duty on it to exercise any such powers. Following the occurrence of an Event of Default, Nikko shall have no duty of care to Seller as to any Purchased Security or any other Collateral or with respect to the taking of any necessary steps to preserve rights against other parties, or any other obligation pertaining to the Collateral. Seller, and Seller's successors and assigns, waive all rights whatsoever against Nikko for any loss, expense, liability or damage Seller may suffer as a result of actions taken pursuant to the Program Documents, including those arising under any "mortgage in possession" or similar doctrine.

Seller agrees to, and shall, indemnify Nikko and its Affiliates and their respective officers, directors, partners, employees, representatives and agents (collectively, the "Indemnified Parties", each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, judgments, penalties, suits, actions, costs, disbursements or expenses (including, but not limited to, attorneys' fees, legal expenses and the allocated cost of internal counsel) whether or not suit is brought and settlement costs imposed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of Seller or Seller's officer in this Agreement, and all actions taken pursuant thereto (but excluding any such costs to the extent incurred by reason of gross negligence or willful misconduct on the part of the Indemnified Party to be indemnified). In addition, Seller shall compensate and indemnify Nikko for all reasonable costs, expenses, loss and other liabilities that Nikko may sustain in connection with the protection of Nikko's rights under or the enforcement of the Program Documents or any other documents received by Nikko or Custodian in connection therewith.

Seller agrees to pay, or reimburse Nikko and Custodian for all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Purchased Securities and all other fees, costs and other expenses in connection with protecting, maintaining or preserving the Purchased Securities and Nikko's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Purchased Securities.

Seller's indemnity obligations contained in this Section 20 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof or termination of this Agreement.

SECTION 21. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS. Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Securities as a result of restrictions upon Nikko or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Securities shall be disposed of in the event of any disposition pursuant hereto.

SECTION 22. REIMBURSEMENT. All sums expended by Nikko in connection with the exercise of any right or remedy provided for herein shall be and remain Seller's obligation. Seller agrees to pay, with interest at the Default Rate, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by Nikko and/or Custodian in connection with the preparation, negotiation, administration and enforcement of the Program Documents, the taking of any action, including legal action, required or permitted to be taken by Nikko and/or Custodian pursuant thereto, or in connection with any refinancing or restructuring in the nature of a "workout".

SECTION 23. FURTHER ASSURANCES. Seller agrees to do such further acts and things and to execute and deliver to Nikko such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Nikko to carry into effect the purposes of the Agreement, to perfect the interests of Nikko in the Purchased Securities or to better assure and confirm unto Nikko its rights, powers and remedies hereunder.

SECTION 24. ENTIRE AGREEMENT. This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Securities and Additional Purchased Securities thereto, and it, together with the other Program Documents, each Confirmation, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

SECTION 25. TERMINATION. This Agreement shall remain in effect until such time as it is terminated by Nikko or Seller by giving written notice of termination hereof to the other. However, no such termination shall affect Seller's outstanding obligations to Nikko at the time of such termination. Seller's obligations to indemnify Nikko pursuant to this Agreement shall survive the termination hereof.

SECTION 26. ASSIGNMENT. The Program Documents are not assignable by Seller. Nikko may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents; provided, however that Nikko shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Nikko and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Nikko hereunder, and (b) Nikko shall, to the extent that such rights and obligations have been so assigned by it, be released from its obligations hereunder and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Nikko unless otherwise notified by Nikko in writing. Nikko may distribute to any prospective assignee any document or other information delivered to Nikko by Seller.

SECTION 27. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller and Nikko, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 28. SEVERABILITY. If any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and each Program Document shall be enforced to the fullest extent permitted by law.

SECTION 29. BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its rights or obligations under this Agreement, Confirmation or any other Program Document without the prior written consent of Nikko. This Agreement shall be construed in accordance with, and governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

SECTION 30. CONSENT TO JURISDICTION. Seller hereby waives trial by jury. Seller hereby irrevocably consent to the non-exclusive jurisdiction of any court of the State of New York, or in the United States District Court for the Southern District of New York, arising out of or relating to the Program Documents in any action or proceeding. Seller hereby submits to, and waives any objection Seller may have to, personal jurisdiction and venue in the courts of the State of New York and the United States District Court for the Southern District of New York, with respect to any disputes arising out of or relating to the Program Documents.

SECTION 31. SINGLE AGREEMENT. Seller and Nikko acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Nikko each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfer in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

SECTION 32. INTENT. Seller and Nikko recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended ("USC") (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the USC (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable).

It is understood that Nikko's right to liquidate the Purchased Securities delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 112 of the USC.

Seller and Nikko agree and acknowledge that if Seller is an "insured deposit institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, order or policy statements thereunder (except insofar as the Loans such to such Transaction would render such definition inapplicable).

It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

SECTION 33. NOTICES AND OTHER COMMUNICATIONS. Any notice required or permitted by this Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in the signature page of the Custody Agreement.

IN WITNESS WHEREOF, Seller and Nikko have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.


Direct Mortgage Parners, as Seller

By:/s/ Chris Castoro

Name: Chris Castoro

Title:Director



Nikko Financial Services, Inc., as Buyer

By:/s/ Shiro Kaneko

Name:Shiro Kaneko

Title:President

                                                                       EXHIBIT A

                        TRANSACTION NOTICE #____________

DATE:

Nikko Financial Services, Inc.
200 Liberty Street, 28th Floor
New York, New York 10281-1092
Attention: Asset-Backed Finance Desk
Telephone: (212) 416-5591
Facsimile: (212) 416-5561


The undersigned executes and delivers this notice ("Transaction Notice") pursuant to the requirements of the Master Repurchase Agreement, dated as of ___________________, 1997 (the "Repurchase Agreement") between Nikko Financial Services, Inc. ("Nikko") and
__________________________________________________________ ("Seller"), as such
Agreement may be modified from time to time, in connection with the submission for sale thereunder of the Purchased Securities identified on the Loan Schedule delivered herewith (together with any other Collateral related thereto) and the delivery of the related Custodian's Loan Files to Custodian. All capitalized terms used in this Transaction Notice shall have the same meanings herein as they have in the Repurchase Agreement.

Seller hereby represents and certifies to Nikko that:

1. As of this date, Seller is in compliance with all of the terms and conditions of the Repurchase Agreement.

2. Except as otherwise previously disclosed in writing to Nikko, Seller's representations and warranties set forth in the Program Documents and any other related document are true and accurate as of the date of this Transaction Notice.

3. The Purchased Securities, which are identified on such Loan Schedule satisfy the requirements of the eligibility set forth in the Program Documents between Nikko and Seller.

4. Upon payment to Seller by Nikko of the Purchase Price in respect of the Transaction involving the Purchased Securities, all of Seller's right (including the power to convey title thereto), title and interest in and to each document constituting the Custodian's Loan Files delivered to Custodian or held by or on behalf of Seller with respect to each Purchased Security shall be transferred, assigned, set over and otherwise conveyed to Nikko.

5. The proposed general terms of the sale for the Purchased Securities as of the Purchase Date shall be:

     A.  Original Principal/Par Amount:      $
     B.  Outstanding Principal Balance:      $
     C.  Number of Loans:
     D.  Loan Type:
     E.  Repurchase Date:
     F.  Lien Payoff required:              No ____     Yes ____   $   ______ to
     G.  Buyer's Margin Percentage:            %

6.   Other items transferred (see definition of Purchased Assets)


                                                 ___________________, as Seller

By:

                                                                      APPENDIX A

     REPRESENTATIONS AND WARRANTIES REGARDING--LOAN TYPE: ALL SINGLE-FAMILY MORTGAGE LOANS LOANS AS DESCRIBED. The information set forth in the Trust Receipt and the related Loan Schedule is complete, true and correct in all respects.

PAYMENTS CURRENT; NO DEFAULT. All payments required to be made under the terms of the Loan Note have been made and credited. No payment required under the Loan has been delinquent at any time since the date the Loan was originated. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Loan Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor Seller predecessors have waived any default, breach, violation or event of acceleration.

NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. Seller have not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Loan Note or date of disbursement of the Loan proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest.

ORIGINAL TERMS UNMODIFIED. The terms of the Loan Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument that has been recorded, if necessary to protect the interest of Nikko and that has been delivered to Nikko or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Loan Schedule. No Obligor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is included in the mortgage file delivered to Nikko or its designee and the terms of which are reflected in the Loan Schedule.

NO DEFENSES. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Loan Note or the Mortgage, or the exercise of any right thereunder, render either the Loan Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedure, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan have been complied with, and Seller shall maintain in its possession, available for Nikko's inspection, and shall deliver to Nikko upon demand, evidence of compliance with all such requirements.

NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

USE OF MORTGAGED PROPERTY. No portion of the mortgaged property is used for commercial purposes.

VALIDITY AND RECORDABILITY OF MORTGAGE DOCUMENTS. The Loan Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Loan Note and the Mortgage had legal capacity to enter into the Loan and to execute and deliver the Loan Note and the Mortgage, and the Loan Note and the Mortgage have been duly and properly executed by such parties. The assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

DOING BUSINESS. All parties that have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements that were considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation.

DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Nikko to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

ACCEPTABLE INVESTMENT. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the mortgaged property, the Obligor or the Obligor's credit standing that can reasonably be expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan.

CONDITION OF THE MORTGAGED PROPERTY. There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the Loan or the use for which the premises were intended. The mortgaged property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

CONDITION OF LOAN. The Loan is eligible, and in the form required, (i) for securitization, or (ii) purchase under the relevant Agency program, or (iii) purchase by the relevant Authorized Purchaser. The Loan is a bona fide Loan of the type that it purports to be, made to one or more borrowers each having substantially the credit standing he or she is represented to have.

EXECUTION. The Loan Note, the Mortgage and all other documents related thereto have been duly executed and delivered by the parties thereto.

COMPLIANCE WITH LAWS. The Loan has been made in compliance with all applicable laws, regulations, rules, directives and orders of all governmental authorities, including without limitation, all requirements of the Real Estate Settlement Procedures Act, the Federal Truth-In-Lending Act and the Homeownership and Equity Protection Act of 1994. All notices required to be delivered pursuant to the Homeownership and Equity Protection Act of 1994 have been given and are part of the Custodian's Loan File.

VALIDITY. The Loan Note, Mortgage and all other documents related to the Loan are and will be valid and enforceable in accordance with their terms, without defense, offset or right of rescission, and have not been and will not be modified or amended nor any requirements thereof waived, and the assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

DEFAULTS. No default, nor any event that, with notice or lapse of time or both, would become a default, has occurred and is continuing under any such Loan.

WET LOANS. Each Wet Loan conforms in all respects to the description thereof set forth on the related Wet Closing Notice (as such terms are defined in the Custody Agreement), and Seller will perform, and Seller have no reason to believe that Seller will be unable to perform, Seller obligation to deliver to Custodian within the time period agreed to in the Custody Agreement the documents required to be delivered with respect thereto.

UNDERWRITING GUIDELINES. The Loan was underwritten in conformance in all respects with the Underwriting Guidelines and there is no material amendment, modification or supplement to the Underwriting Guidelines that has not been previously approved by Nikko.

        ADDITIONAL REPRESENTATIONS AND WARRANTIES--LOAN TYPE: FIRST LIEN
                          SINGLE-FAMILY MORTGAGE LOANS

Definitions:
"FIRST MORTGAGE" means a Mortgage which creates a first lien on the fee simple interest of real property securing the related Loan Note.

"FIRST MORTGAGE LOAN" means a Loan which is secured by a First Mortgage.

INSURANCE POLICIES IN EFFECT. The fire and casualty insurance policy covering the mortgaged property (1) affords and will afford sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is in an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis; (3) names (and will name) the present owner of the mortgaged property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller and its successors and assigns.

VALID FIRST LIEN. The Mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such building, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

     a) the lien of the current real property taxes and assessments not yet due and payable.

     b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Loan or (B) that do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

     c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller have full right to pledge and assign the same to Nikko or its designee (including Custodian).

FULL DISBURSEMENT OF PROCEEDS. The proceeds of the Loan secured by a Mortgage with a first priority lien have been fully disbursed and there is no requirement of future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing said Loan and the recording of the Mortgage were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Loan Note or Mortgage.

LTV; PMI POLICY. The original LTV of the Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a "PMI Policy") until the LTV of such Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Loan subject to a PMI Policy obligates the Obligor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Loan as set forth on the Loan Schedule is net of any such insurance premium. Any private mortgage insurance with respect to such Loan is by a company of recognized standing acceptable to the relevant Agency or Authorized Purchaser, if applicable, at the time that such loan was originated and at the time that the respective Advance is made

TITLE INSURANCE. The Loan is secured by a Mortgage with a first priority lien and is covered by either (1) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making similar Loans in the area where the mortgaged property is located or (2) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer and qualified to do business in the jurisdiction where the mortgaged property is located, insuring Seller, Seller successors and assigns, as to the first priority lien of the Mortgage in the amount of 100% of the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (b) in this Appendix B and, with respect to adjustable rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and monthly payment. Seller is the sole insured of such lender's title insurance policies, and such lender's title insurance policies are in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Program Documents. No claims have been made under such lender's title insurance policies, and no prior holder of the Mortgages, including Seller, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policies.

NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless title insurance coverage exists with respect to such liens or claims in an amount at least equal to such liens or claims.

ORIGINATION; PAYMENT TERMS. The Loan was originated an originator properly licensed in the state where the related mortgaged property is located. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Loans, the Mortgage interest rate is adjusted periodically on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap and the installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to fixed rate Loans, the Loan Note is payable each month in equal monthly installments of principal and interest.

DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder.

BUYDOWN PROVISIONS; GRADUATED PAYMENTS OR CONTINGENT INTERESTS. With respect to Loans which contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Obligor or anyone on behalf of the Obligor, which may constitute a "buydown" provision, the amount of each assistance payment shall be the sum necessary to make up the difference between the monthly principal and interest payment required by the terms of the note and the reduced monthly payment, as stated in the buydown certification. However, if for any reason the assistance payments from the escrow funds are not made by the escrow agent as contemplated, it shall be the obligation of the Obligor to make the monthly payments required by the terms of the note. With respect to graduated payment Loans, the scheduled annual payment adjustments are sufficient to cover all interest due and to fully amortize the loan in 15 years.

CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the date such Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Nikko. The consolidated principal amount does not exceed the original principal amount of the Loan.

COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination and collection practices used with respect to the Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in Seller's or the servicer's possession and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Loan Note. All Mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

APPRAISAL. The mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

        ADDITIONAL REPRESENTATIONS AND WARRANTIES--LOAN TYPE: SECOND LIEN
                          SINGLE-FAMILY MORTGAGE LOANS

Definitions:
"SECOND MORTGAGE" means a Mortgage which creates a second lien on the fee simple interest of the real property securing the related Loan Note.

"SECOND MORTGAGE LOAN" means a Loan which is secured by a Second Mortgage.

INSURANCE POLICIES IN EFFECT. The fire and casualty insurance policy covering the mortgaged property (1) affords and will afford sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is in an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis; (3) names (and will name) the present owner of the mortgaged property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller and its successors and assigns.

VALID SECOND LIEN. The Mortgage is a valid, existing and enforceable second lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such building, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

     a)   the first mortgage lien on the mortgaged property;

     b) the lien of the current real property taxes and assessments not yet due and payable;

     c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Loan or (B) that do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

     d) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with any Loan secured by a Second Mortgage establishes and creates a valid, subsisting and enforceable second lien and second priority security interest on the property described therein and Seller have full right to pledge and assign the same to Nikko or its designee (including Custodian).

LTV; PMI POLICY. The original LTV of the Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a "PMI Policy") until the LTV of such Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Loan subject to a PMI Policy obligates the Obligor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Loan as set forth on the Loan Schedule is net of any such insurance premium.

TITLE INSURANCE. The Loan secured by a Second Mortgage is covered by either (1) an attorney's opinion of title or (2) an abstract of title the form and substance of which is acceptable to mortgage lending institutions making similar Loans in the area where the mortgaged property is located or (3) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer and qualified to do business in the jurisdiction where the mortgaged property is located, insuring Seller, Seller's successors and assigns, as to the second priority lien of the Mortgage in the amount of 100% of the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (b) of this Appendix C and, with respect to adjustable rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and monthly payment. Seller is the sole insured of such lender's title insurance policies, and such lender's title insurance policies are in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Program Documents. No claims have been made under such lender's title insurance policies, and no prior holder of the Mortgages, including Seller, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policies.

NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless title insurance coverage exists with respect to such liens or claims in an amount at least equal to such liens or claims.

ORIGINATION; PAYMENT TERMS. The Loan was originated by an originator properly licensed in the state where the related mortgaged property is located. The originator of the Loan is a HUD-approved mortgagee. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Loans, the mortgage interest rate is adjusted periodically on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap and the installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to fixed rate Loans, the Loan Note is payable each month in equal monthly installments of principal and interest.

DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder.

BUYDOWN PROVISIONS; GRADUATED PAYMENTS OR CONTINGENT INTERESTS. With respect to Loans which contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Obligor or anyone on behalf of the Obligor, which may constitute a "buydown" provision, the amount of each assistance payment shall be the sum necessary to make up the difference between the monthly principal and interest payment required by the terms of the note and the reduced monthly payment, as stated in the buydown certification. However, if for any reason the assistance payments from the escrow funds are not made by the escrow agent as contemplated, it shall be the obligation of the Obligor to make the monthly payments required by the terms of the note. With respect to graduated payment Loans, the scheduled annual payment adjustments are sufficient to cover all interest due and to fully amortize the loan in 15 years.

CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the date such Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Nikko. The consolidated principal amount does not exceed the original principal amount of the Loan.

COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination and collection practices used with respect to the Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in Seller's possession and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Loan Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

APPRAISAL. The mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

CAPITALIZATION OF INTEREST. Except as otherwise set forth on the Loan Schedule, the Loan does not provide for the capitalization or forbearance of interest.

NO DEFAULT. No default, nor any event that, with notice or lapse to time or both, would become a default, has occurred and is continuing under the first lien to which the Loan is subject.

COMPLIANCE WITH LAWS. The Loan was originated and has been serviced in compliance with all applicable federal, state and local laws regarding Loans secured by second liens.

DEFAULTS UNDER FIRST MORTGAGE LIEN. Seller has the right to cure any default with respect to the Loan that constitutes the first lien.

         ADDITIONAL REPRESENTATIONS AND WARRANTIES--LOAN TYPE: 125 LOANS

Definitions:
"FICO SCORE" means the credit evaluation score as developed by Fair, Isaac and Company, or its equivalent as developed by a company of comparable industry standing.

"125 MORTGAGE LOAN" means a Second Mortgage Loan wherein the combined LTV of the First Mortgage Loan and the Second Mortgage Loan is not more than 125% of the appraised value of the related mortgaged property.

"SECOND MORTGAGE" means a Mortgage which creates a second lien on the fee simple interest of the real property securing the related Mortgage Note.

"SECOND MORTGAGE LOAN" means a Loan which is secured by a Second Mortgage.

VALID SECOND LIEN. The Mortgage is a valid, existing and enforceable second lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such building, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

     a)   the first mortgage lien on the mortgaged property;

     b) the lien of the current real property taxes and assessments not yet due and payable;

     c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Loan or (B) that do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

     d) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with any Loan secured by a Second Mortgage establishes and creates a valid, subsisting and enforceable second lien and second priority security interest on the property described therein and Seller have full right to pledge and assign the same to Nikko or its designee (including Custodian).

TITLE INSURANCE. The Loan secured by a Second Mortgage is covered by either (1) an attorney's opinion of title or (2) an abstract of title the form and substance of which is acceptable to mortgage lending institutions making similar Loans in the area where the mortgaged property is located or (3) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer and qualified to do business in the jurisdiction where the mortgaged property is located, insuring Seller, Seller's successors and assigns, as to the second priority lien of the Mortgage in the amount of 100% of the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (a) of this Appendix D and, with respect to adjustable rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and monthly payment. Seller is the sole insured of such lender's title insurance policies, and such lender's title insurance policies are in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Program Documents. No claims have been made under such lender's title insurance policies, and no prior holder of the Mortgages, including Seller, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policies.

NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless title insurance coverage exists with respect to such liens or claims in an amount at least equal to such liens or claims.

ORIGINATION; PAYMENT TERMS. The Loan was originated by an originator properly licensed in the State where the related mortgaged property is located. The originator of the Loan is a HUD-approved mortgagee. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Loans, the mortgage interest rate is adjusted periodically on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap and the installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to fixed rate Loans, the Loan Note is payable each month in equal monthly installments of principal and interest.

DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder.

BUYDOWN PROVISIONS; GRADUATED PAYMENTS OR CONTINGENT INTERESTS. With respect to Loans which contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Obligor or anyone on behalf of the Obligor, which may constitute a "buydown" provision, the amount of each assistance payment shall be the sum necessary to make up the difference between the monthly principal and interest payment required by the terms of the note and the reduced monthly payment, as stated in the buydown certification. However, if for any reason the assistance payments from the escrow funds are not made by the escrow agent as contemplated, it shall be the obligation of the Obligor to make the monthly payments required by the terms of the note. With respect to graduated payment Loans, the scheduled annual payment adjustments are sufficient to cover all interest due and to fully amortize the loan in 15 years.

CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the date such Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having second lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Nikko. The consolidated principal amount does not exceed the original principal amount of the Loan.

COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS. The origination and collection practices used with respect to the Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in Seller's possession and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Loan Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

APPRAISAL. The appraisal of the related mortgaged property is either (i) an "as stated value" appraisal if the original principal amount of the 125 Mortgage Loan is less than $35,000; or (ii) a "desk top" appraisal if the original principal amount of the 125 Mortgage Loan is $35,000 or more, in each case as further described in the underwriting guidelines previously delivered by Customer to Nikko.

CAPITALIZATION OF INTEREST. Except as otherwise set forth on the Loan Schedule, the Loan does not provide for the capitalization or forbearance of interest.

FULLY ADVANCED. The Loan has been fully advanced in the face amount thereof.

FICO SCORE. The FICO Score exceeds 620.